NOTICE OF GUARANTEED DELIVERY

To Tender Auction-Rate Preferred Shares

Of

PIMCO Corporate & Income Strategy Fund

PIMCO High Income Fund

PIMCO Income Strategy Fund

PIMCO Income Strategy Fund II

PIMCO Corporate & Income Opportunity Fund

PIMCO California Municipal Income Fund

PIMCO California Municipal Income Fund II

PIMCO California Municipal Income Fund III

PIMCO Municipal Income Fund

PIMCO Municipal Income Fund II

PIMCO Municipal Income Fund III

PIMCO New York Municipal Income Fund

PIMCO New York Municipal Income Fund II

PIMCO New York Municipal Income Fund III

(each, a “Fund” and, collectively, the “Funds”)

Pursuant to the Offer to Purchase

Dated March 12, 2024

This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined in the Letter of Transmittal), upon the terms and subject to the conditions set forth in the Offer Documents (as defined below), if the preferred shares of beneficial interest, par value $0.00001 per share, and liquidation preference of $25,000 per share, designated Auction-Rate Preferred Shares (with respect to a Fund, the “Preferred Shares”), of a Fund, and/or all other documents required by the Fund’s Letter of Transmittal, cannot be delivered to the Tender Agent (as defined in the Offer to Purchase, dated March 12, 2024 (the “Offer to Purchase”)) on or before 5:00 p.m., New York City time, April 12, 2024, or such later date to which the Offer is extended (the “Expiration Date”). Such form may be delivered by hand or mailed to the Tender Agent, and must be received by the Tender Agent on or before the Expiration Date. See Section 3, Procedures for Tendering Preferred Shares, of the Offer to Purchase.

The Tender Agent for the Offer is:

Equiniti Trust Company, LLC

Toll Free

(877) 248-6417 or (718) 921-8317

By First Class Mail:

Equiniti Trust Company, LLC

Operations Center

Attn: Reorganization Department

P.O. Box 525

Ridgefield Park, New Jersey 07660

By hand, express mail, courier, or other expedited service:

Equiniti Trust Company, LLC

55 Challenger Road

Suite # 200

Ridgefield Park, New Jersey 07660

Attn: Reorganization Department

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Fund’s Letter of Transmittal is required to be guaranteed by an “eligible guarantor institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to the Fund named below, upon the terms and subject to the conditions set forth in its Offer to Purchase dated March 12, 2024 and the related Letter of Transmittal (which together, with respect to a Fund, constitute the “Offer Documents”), receipt of which is hereby acknowledged, Preferred Shares, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Name of Fund	Signature

☐ check here if the shares will be tendered by book-entry transfer	Name(s) of Tendering Institution

Number of Preferred Shares tendered	(Address)

DRS Transaction Advice Numbers (if applicable)	(Zip Code)

Account Number	(Area Code and Telephone Number)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, or any other “Eligible Guarantor Institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), hereby (a) represents that the above named person(s) “own(s)” the Preferred Shares tendered hereby and (b) guarantees to deliver to the Tender Agent (as defined in the Offer to Purchase) the Preferred Shares tendered hereby, together with a properly completed and duly executed Letter of Transmittal or, in the case of a book-entry delivery, an Agent’s Message (as defined in the Offer to Purchase), and any other required documents, all within two trading days of the New York Stock Exchange after the date hereof.

The eligible institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Tender Agent (as defined in the Offer to Purchase) and must deliver all required documents to the Tender Agent within the time period set forth in the Offer to Purchase. Failure to do so could result in a financial loss to the eligible institution.

(Name of Firm)

(Authorized Signature)

(Name)

(Address)

(Zip Code)

(Area Code and Telephone Number)

Dated:     , 2024